Exhibit 10.1

AGREEMENT

This Agreement (the “Agreement”) is made and entered into as of  March 25, 2014 by and between Hotel Outsource Management International, Inc., a Delaware corporation (“HOMI”) having a registered address at 80 Wall Street, Suite 815, New York, NY 10005, HOMI Industries Ltd, having its principal place of business at Galgalei HaPladah 20, 2nd Floor, Herzliya Pituach 4672220, Israel (“Industries”), Moise Laurent Elkrief, 8C Chemin Edouard Tavan, 1206 Genève, Switzerland (“Elkrief”) and Daniel Cohen, 10 Iris Street, PO Box 4591, Caesarea 3088900, Israel (“Cohen”), (Elkrief and Cohen, or a company owned by them via which they will perform the transactions set forth herein, hereinafter jointly referred to as “PURCHASERS”), who hereby agree as follows.

WHEREAS, HOMI is a holding company for Industries, HOMI USA, Inc. and HOMI Israel Ltd. and an indirect holding company for HOMI UK Limited (hereinafter each of the foregoing companies a “Subsidiary” and jointly referred to as the “Subsidiaries”); and

WHEREAS, HOMI owns registered trademarks for “HOMI” in various countries around the world, all as set forth in Exhibit “A”, together with all associated goodwill (collectively, the “IP Rights”), for which an exclusive worldwide license was issued to Industries in 2009; and

WHEREAS, Cohen is currently an officer and director and shareholder of HOMI and an officer and director of the Subsidiaries; and

WHEREAS, Tomwood Limited, a BVI corporation (“Tomwood”), is the majority shareholder of HOMI, and Elkrief is the beneficial owner of the HOMI shares which are held in Tomwood’s name; and

WHEREAS, Purchasers beneficially own an aggregate of 2,088,697 shares of HOMI’s common stock, out of the total of 2,949,484 issued and outstanding shares of common stock in HOMI, thereby representing approximately 71% of HOMI’s issued and outstanding common stock; and

WHEREAS, Purchasers are willing to purchase the Transaction Assets (as defined below) and HOMI is willing to sell the same upon the terms and conditions provided hereinbelow; and

WHEREAS, because of the potential conflict of interest arising from the transactions described herein and to provide assurances that the proposed terms and conditions of the transactions proposed herein are fair and reasonable to the Parties, including the shareholders of HOMI, HOMI contracted to obtain an independent valuation from A. Heifetz & Co. Investment Banking, who is not affiliated in any manner to any of the parties hereto and who placed a negative value on the Transaction Assets.  A copy of such valuation is attached hereto and incorporated herein as Exhibit “B”.

NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments of HOMI and PURCHASERS set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

I.           HOMI RESTRUCTURING

1.1         Internal Transfer of Restructuring Assets by HOMI.  Immediately prior to the actions contemplated in Section 2.1 below herein, HOMI shall take all action necessary to sell, assign and transfer the IP Rights, all of the issued and outstanding stock of all the Subsidiaries except Industries and all of the rights of HOMI and HOMI Europe S.A.R.L. in the intra-company balance between HOMI and those Subsidiaries, including loans which they made to those Subsidiaries at various times and which remain outstanding as listed in Exhibit “C” (all the foregoing, collectively, the “Restructuring Assets”), to Industries, and Industries hereby agrees to purchase and acquire the same from HOMI.  Prior to Closing (as defined below herein), HOMI shall deliver to Industries (i) all such documents as may be required to vest in Industries good and marketable title to the Restructuring Assets free and clear of any and all liens, and (ii) all necessary stock transfer and any other required documentary stamps. For avoidance of any doubt, even after the sale and assignment of the Restructuring Assets, the Subsidiaries will continue to carry the liabilities they have at that time, as listed on Exhibit “D”. To the Parties’ best knowledge, Exhibit “D” includes all of the Subsidiaries’ liabilities, as of December 31, 2013, and may be further adjusted, as necessary, at Closing, in order to reflect their liabilities at that time, but it is the Parties’ intention that all of the Subsidiaries’ liabilities will continue to be carried by the Subsidiaries as of Closing.

1.2         Internal Transfer of Debt to Industries.  In consideration for the sale, assignment and transfer of the Restructuring Assets to Industries, Industries shall assume from HOMI the liabilities listed on Exhibit “E” (the “Assumed Liabilities”). The Parties hereto shall undertake their best efforts to obtaining a release of HOMI by the creditors under the Assumed Liabilities, and for those Assumed Liabilities for which no release is obtained, Industries and Purchasers shall indemnify HOMI therefrom as described hereinbelow in Article VI. To the Parties’ best knowledge, Exhibit “E” includes all of HOMI’s debts, as of December 31, 2013, and may be further adjusted, as necessary, at Closing, in order to reflect HOMI’s debt at that time, but it is the Parties’ intention that no debt will remain in HOMI as of Closing, with the exception of a currently outstanding IRS demand for payment of c. $200k in fines by HOMI, relating to alleged failure by HOMI to make certain filings in a timely manner (the “IRS Claim”), for which Industries and Purchasers shall indemnify HOMI in part as described in Article VI below.

II.           PURCHASE AND SALE OF THE TRANSACTION ASSETS

2.1         Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, HOMI hereby agrees to sell, assign and transfer to PURCHASERS all of the issued and outstanding stock of Industries (the “Subsidiary Shares”) and all of the rights of HOMI in the intra-company balance between HOMI and Industries, including in respect of loans which it made to Industries at various times and which remain outstanding, all as listed in Exhibit “F” (collectively with the Subsidiary Shares: the “Transaction Assets”), and PURCHASERS hereby agree to purchase and acquire all of the Transaction Assets from HOMI, following completion of the HOMI restructuring pursuant to Article I above.

2.2         Closing; Effective Time.  The closing (the "Closing") of all of the transactions contemplated herein (collectively, the "Transaction") shall take place at the offices of HOMI, or such other location as the parties may so agree on or before ____________________, 2014, after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").  The Transaction shall become effective twenty (20) days after HOMI files its Definitive Information Statement with the US Securities and Exchange Commission and the same has been disseminated to all of the shareholders of HOMI (the “Effective Time”) Prior to that time, the Transaction shall not be effective, such that none of HOMI’s assets shall have been deemed assigned to any party pursuant to this Agreement unless and until the Transaction becomes effective as set forth above, and such matters shall in all respects be deemed a condition precedent to the effectiveness of this Agreement.

2.3         Delivery of the Transaction Assets.  At Closing, HOMI shall deliver to PURCHASERS (i) all such documents as may be required to vest in PURCHASERS good and marketable title to the Transaction Assets free and clear of any and all liens, and (ii) all necessary stock transfer and any other required documentary stamps.

2.4         Taking of Necessary Action; Further Action.  If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchasers with full right, title and possession to the Transaction Assets, the other parties will take all such lawful and necessary action.

III.           PURCHASE PRICE

Purchase Price.  In consideration for the sale, assignment and transfer of the Transaction Assets to PURCHASERS, it being understood that the Subsidiaries shall continue to carry existing liabilities as set forth in Exhibit “D”, in addition to the Assumed Liabilities that will have been assigned by HOMI to Industries as set forth in Section 1.2 above and pursuant to Exhibit “E”, PURCHASERS shall pay the sum of $1 (one Dollar) to HOMI.

IV.           REPRESENTATIONS AND WARRANTIES OF PURCHASERS

PURCHASERS, as the same applies to each of them individually and not jointly and severally, hereby represent and warrant to their respective knowledge, and covenant with the other parties with respect to those matters set forth in this Article IV.  For purposes of this Agreement, the disclosure of any matter in a schedule to this Agreement (the “Disclosure Schedule”) shall serve as a sufficient disclosure for purposes of any and all representations and warranties in this Agreement to which such matter logically relates and where such deemed inclusion can be reasonably inferred from the matter and shall be deemed to modify such representation and warranty to the full extent of the disclosure. It is understood that the listing (or inclusion of a copy) of a document or other item on the Disclosure Schedule shall be deemed adequate disclosure of the document or item and its contents.

4.1         Authority.  The PURCHASERS have full power and authority and are competent to (i) execute, deliver and perform this Agreement, and each ancillary document which PURCHASERS have executed or delivered or are to execute or deliver pursuant to this Agreement, and (ii) carry out PURCHASERS obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein).  The execution, delivery and performance by the PURCHASERS to this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such PURCHASERS are a party or are bound or to which any of the properties or assets of the PURCHASERS are subject, or any Legal Requirement (as defined herein) to which such PURCHASERS are subject.  This Agreement, and any ancillary document to be executed and delivered by PURCHASERS at the Closing, have been duly executed and delivered by PURCHASERS (and each ancillary document to be executed and delivered by PURCHASERS at or after the Closing will be duly executed and delivered by PURCHASERS), and this Agreement constitutes, and each ancillary document, when executed and delivered by PURCHASERS will constitute such PURCHASER’s legal, valid and binding obligation, enforceable against PURCHASERS in accordance with its terms.  For purposes of this Agreement, (x) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

4.2         Governmental Approvals and Filings.  No consent, approval or action of, filing with or notice to any party on the part of PURCHASERS is required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction.

4.3         No Brokers or Finders.  No person, firm or corporation has or will have, as a result of any act or omission of PURCHASERS, any right, interest or valid claim against PURCHASERS for any commission, fee or other compensation as a finder or broker in connection with the Transaction.

4.4         Familiarity with Business.  As a result of their respective positions held for a lengthy period of time in HOMI and the Subsidiaries, PURCHASERS are fully and completely familiar with and aware of all of the business dealings and the financial situation of the Subsidiaries, without there being any need for HOMI to make any representations as to same herein, and they neither have nor shall have any claim, demand and/or action whatsoever against HOMI howsoever in connection with the business and/or financial situation of the Subsidiaries, which they are acquiring pursuant to this Agreement, on an “as is” basis, and/or in connection with the contents of the Exhibits hereto and/or the records and/or financial statements of the Subsidiaries. Purchasers likewise are aware of the agreements made between HOMI Israel and Industries and various third parties who provided financing for the purchase of minibars, and such agreements are valid and effective as between said third parties and said Subsidiaries. Industries confirms its intention to honor all agreements to which it is party, including the foregoing agreements.

V.           REPRESENTATIONS AND WARRANTIES OF HOMI

HOMI hereby represents and warrants to PURCHASERS, except as otherwise disclosed to PURCHASERS in a schedule attached hereto and except as otherwise disclosed to PURCHASERS in writing, to the best knowledge after due inquiry of HOMI, as follows:

5.1         Ownership of Restructuring Assets and Transaction Assets.  HOMI is the record or beneficial owner of the Transaction Assets and was at the signing hereof the record or beneficial owner, directly or indirectly, of the Restructuring Assets.

5.2         Organization and Good Standing.  HOMI is a corporation duly organized, validly existing and is in good standing under the laws of Delaware and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

5.3         Authority to Execute and Perform Agreement.  HOMI has the requisite power and all authority required to enter into, execute and deliver this Agreement and the Transaction documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction.  The execution, delivery and performance of this Agreement and the consummation of the have been duly authorized by all necessary corporate action.

5.4         Authorization.  The execution, delivery and performance of this Agreement by HOMI have been duly authorized by proper corporate action of HOMI and is within its corporate powers. This Agreement constitutes the legal, valid and binding obligation of HOMI and is enforceable against HOMI in accordance with its terms.

5.5         Board and Shareholder Approval.  The Board of Directors of HOMI, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the unanimous written consent in lieu of such a meeting, has approved this Agreement and the Transaction in accordance with the requirements of the State of Delaware.  The holders of a majority of HOMI’s issued and outstanding voting securities, including those owned by Purchasers, and a majority of HOMI’s issued and outstanding voting securities not including those owned by PURCHASERS, have approved this Agreement and the Transaction in accordance with the requirements of the State of Delaware.

5.6         Binding Effect.  This Agreement has been validly executed and delivered by HOMI and, assuming the due execution and delivery hereof by PURCHASERS and Industries, constitutes a valid and binding obligation of HOMI, enforceable against HOMI in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law).

5.7         Governmental Approvals and Filings.  No consent, approval or action of, filing with or notice to any party on the part of HOMI is required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transaction.

5.8         No Brokers or Finders.  No person, firm or corporation has or will have, as a result of any act or omission of HOMI, any right, interest or valid claim against HOMI for any commission, fee or other compensation as a finder or broker in connection with the Transaction.

VI.        INDEMNIFICATION OF HOMI

6.1         Industries and PURCHASERS’ Indemnification Obligation with Respect to the Assumed Liabilities and Representations and IRS Claim.  Industries and PURCHASERS, jointly and severally,  each acknowledge that some or all of the creditors under the Assumed Liabilities may chose not to release HOMI from such obligations. Industries and the PURCHASERS hereby indemnify and hold harmless, and agree to indemnify and hold harmless (from and after the Closing) HOMI and its respective directors, officers, shareholders, employees and agents (collectively, the "HOMI Indemnified Parties") against any and all liabilities, obligations, losses, damages, claims, actions, liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the HOMI Indemnified Parties as arising out of (i) any and all Assumed Liabilities as of the Closing Date, (ii) any and all other liabilities of HOMI which Purchasers knew and/or should have known existed at the date hereof or at the date of Closing but did not disclose to HOMI’s Board of Directors in writing, and/or which was known to HOMI at said times, and (iii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the HOMI Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the HOMI Indemnified Parties in enforcing their rights pursuant to this Section 6.1) (collectively, the "Damages" for purposes of this Section 6.1). In respect of the IRS Claim, the Parties will fully cooperate in order to reduce the IRS Claim as much as possible and preferably to cancel it altogether, bearing in mind that HOMI’s auditors have advised that it is IRS’ stated policy to reduce or cancel such fines in similar circumstances. If, following all such efforts to reduce or cancel the IRS Claim, any part of the IRS Claim remains outstanding, then one half of the IRS Claim shall be included in the liabilities being indemnified by Industries and Purchasers as set forth in this Section 6.1 above, and the other half will remain a liability of HOMI.

  A HOMI Indemnified Party may apply all demands or claims for indemnification under this Article against any payment to be made by or on behalf of such HOMI Indemnified Party or any of its Affiliates to or for the account of Industries and the PURCHASERS by means of set-off, reduction or otherwise.  No HOMI Indemnified Party shall be required to make any claim or demand against any other Person prior to the making of any claim or demand for indemnification or at any other time.  The rights of the HOMI Indemnified Parties under this Section 6.1 are in addition to such other rights and remedies which they may have under this Agreement or otherwise.  The amount of any and all Damages suffered by HOMI Indemnified Parties under this Section 6.1 shall be recovered, and all claims of HOMI Indemnified Parties pursuant to this Section 6.1 shall be brought by HOMI on behalf of such HOMI Indemnified Parties.

6.2           Procedure for Indemnification Claims.

(a)       If at any time a HOMI Indemnified Party determines to assert a right to indemnification hereunder, the HOMI Indemnified Party shall give to Industries and the PURCHASERS written notice describing the matter for which indemnification is sought in reasonable detail.  In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter.

(b)      Within 15 days after receipt of the notice referred to in clause (b) above, Industries and the PURCHASERS shall (i) if true, acknowledge in writing their respective responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the HOMI Indemnified Party to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to the HOMI Indemnified Party of his intention to dispute or contest all or part of such responsibility.  Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter.  Failure to respond to a notice claiming indemnification shall be deemed a denial of responsibility therefore.

(c)       In the event that the HOMI Indemnified Party is required to expend any amount in enforcing his, her or its rights of indemnification hereunder, Industries and the PURCHASERS will, jointly and severally, promptly upon request, pay such amounts to the HOMI Indemnified Party if indemnification is required to be made hereunder.

(e)       Industries and each PURCHASER shall have the right to employ separate counsel in any action or claim which is brought against any HOMI Indemnified Party in respect of which indemnity may be sought from it, and to participate in the defense of such action or claim, if Industries or such PURCHASER confirms in writing their responsibility for such action or claim; provided, however, that (i) PURCHASERS and Industries, or the HOMI Indemnified Party or Parties, as per their mutual agreement, shall retain control of such action or claim and (ii) the fees and expenses of such separate counsel shall be at the expense of Industries and the PURCHASERS, as applicable; and (iii) PURCHASERS and Industries may in no event settle such claim without the prior written consent of the relevant HOMI Indemnified Party unless such settlement provides for a full release of the relevant HOMI Indemnified Party in respect of such claim.

VII.       CLOSING

7.1          General Procedure.  Upon the execution of this Agreement (the “Closing”), each party shall deliver to the other party such documents, instruments and materials in their possession as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be reasonably satisfactory in form and substance to counsel for the other parties.

7.2           Conditions to Obligation of HOMI.  The obligation of HOMI to assign the Assets, sell the Transaction Assets and other transactions contemplated herein on the Closing in accordance with the terms set forth in this Agreement is, at the option of HOMI, subject to the satisfaction (or waiver by HOMI) of each of the following conditions:

(a)       Accuracy of Representations and Warranties.  The representations and warranties made by PURCHASERS in this Agreement shall be correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made on the Closing.

(b)       No Injunction.  There shall not be in effect, as of the Closing, any non-appealable injunction or other binding order of any court or other tribunal having jurisdiction that prohibits the sale of the Transaction Assets to the PURCHASERS or the sale of the Restructuring Assets to Industries.

(c)       Delivery of Closing Documents. PURCHASERS shall have delivered or be prepared to deliver to HOMI the closing items identified in Section 7.4 (a).

7.3            Conditions to Obligation of PURCHASERS.  The obligation of PURCHASERS hereunder to complete the purchase of the Transaction Assets on the Closing on the terms set forth in this Agreement is, at the option of PURCHASERS, subject to the satisfaction (or waiver by PURCHASERS) of each of the following conditions:

(a)       Accuracy of Representations and Warranties. The representations and warranties made by HOMI in this Agreement shall be correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made on the Closing.

(b)       No Injunction.  There shall not be in effect, as of the Closing, any non-appealable injunction or other binding order of any court or other tribunal having jurisdiction that prohibits the purchase of the Transaction Assets by PURCHASERS.

(c)       Delivery of Closing Documents.  HOMI shall have delivered to PURCHASERS the closing items identified in Section 7.4(b) in form satisfactory to PURCHASERS.

7.4           Specific Items to be Delivered at the Closing.  The parties shall deliver or shall cause to be delivered the following items to the appropriate party at the closing of the transactions contemplated by this Agreement:

(a)       To be delivered by PURCHASERS to HOMI:

(i)       Executed releases of HOMI by those creditors under the Assumed Liabilities who have executed the same, including releases of all notes owed by HOMI and held by Purchasers.

(b)       To be delivered by HOMI to Purchasers:

(i)        All necessary documents conveying the Transaction Assets to Purchasers.
(ii)       copies of all documents evidencing that all Restructuring Assets have been conveyed to Industries.

VIII.           POST-CLOSING COVENANTS

8.1            Access to Records After Closing.  From and after the Closing, each of HOMI and Industries shall have reasonable access to inspect and copy all books and records that the other retains after the Closing with regard to business activities preceding the Closing for reasonable purposes (e.g., audits, etc.) and for the periods stipulated by applicable law. Such access shall be afforded by the party maintaining such books and records upon receipt of reasonable advance notice and during normal business hours. Purchasers shall also provide reasonable assistance, including general consultation (while Industries’ controller, Bella Kivilis, remains in her position currently estimated as May 2014) and consultation with Cohen, data storage and such like, without incurring any out of pocket expense, until such time as HOMI enters into an acquisition or merger or similar transaction with a third party, to the extent reasonably required in order to enable HOMI to continue to make such filings and reports as may be necessary during that period. Purchasers will procure that HOMI’s Board of Directors will at Closing receive two electronic copies of all of the signed agreements, balance sheets (including data files) and all other accounting files and legal documents relating to HOMI and its subsidiaries and currently and as of Closing electronically stored by HOMI or Industries, and Purchasers and Industries likewise consent to Industries’ accountants and lawyers providing such documents to HOMI’s Board of Directors.

8.2           Survival.  The post-closing covenants set forth herein shall survive in accordance with their respective terms. Each of the parties acknowledges that, except as expressly provided herein, none of the parties hereto, and none of the representatives of either party hereto, has made or is making any representations or warranties whatsoever, implied or otherwise.

IX.          MISCELLANEOUS

9.1           Binding Effect: No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective heirs, successors and permitted assigns, as applicable. This Agreement is not intended to confer on any party not a signatory hereto any rights and remedies hereunder.

9.2           Governing Law.  This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the State of New York, without regard to conflict of law provisions, as if all performance under this Agreement were to occur within the State of New York, subject to the provisions of Section 9.3(b) below.

9.3           Arbitration: Venue.  Any disputes arising under, or related to, this Agreement shall be resolved in accordance with the following provisions:

(a)      In the event that a dispute should arise among the parties with respect to the interpretation and implementation of this Agreement or if the parties fail to come to mutual agreement with respect to any decision that is to be mutually agreed hereunder, each party agrees to use all reasonable efforts to solve such dispute in negotiations, including, subject to the parties’ agreement at such time, non-binding mediation.

(b)      In the event that a dispute resolution according to the foregoing is not successful within thirty (30) days of institution of such negotiations, any dispute, controversy or claim arising out of or relating to this Agreement or breach hereof shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. The arbitrators shall be citizens or residents of the United States. The place of arbitration shall be New York, New York and the language of the arbitration shall be English, unless HOMI elects in writing, in its discretion, that the place of arbitration shall be Israel, governing law shall be Israeli Law and the language of arbitration shall be Hebrew. The award shall be final and binding on the parties, and each party hereby waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal. The award may include an award of costs, including reasonable attorneys’ fees and disbursements. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, and with respect thereto, each party (i) irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the designated place of arbitration as above; (ii) waives any argument that venue in such forum is not convenient; and (iii) consents to the jurisdiction of such courts regardless of their state or country of residence.

9.4           Notices.  All notices, consents, requests, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight delivery service, pending the designation of another address, or (d) sent by facsimile transmission, addressed to the receiving party at the address indicated hereinabove, or such other address as a party may designate in the future, in writing, with receipt confirmed in writing by the receiving party.

9.5           Entire Agreement and Amendments.  This Agreement (together with the Exhibits and Schedules attached hereto, each of which are hereby incorporated herein) sets forth the entire agreement between the parties relating to the subject matter hereof, superseding in all respects any and all prior oral or written agreements or understandings between them pertaining to the transactions contemplated by this Agreement. This Agreement shall be amended or modified only by written instrument signed by each of the parties hereto.

9.6           Interpretation.  Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement. Each party has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice. Section and article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

9.7           Assignment.  No party shall assign its rights or delegate its responsibilities without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

9.8           Expenses.  Cohen confirms that HOMI’s consultants in connection with this Agreement have already been paid by HOMI through the date hereof.

9.9           Force Majeure.  Neither party shall be in default under this Agreement or liable for any nonperformance that is caused by fire, flood, explosion, war, strike, embargo, or any act, order or requirement of a regulatory body, court or legislature, civil or military authority, act of God, act or omission of any third party, or other cause beyond such party’s reasonable control during the period and to the extent that such extraordinary condition delays, impairs or prevents such party’s performance.

9.10         Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement or other related document, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover, and the court or arbitrator shall award, reasonable attorneys’ fees in addition to any other available remedy. Purchasers confirm that in the event of any issue arising after Closing in which there shall be a conflict of interests between HOMI and Purchasers, Purchasers shall have no objection to any service provider who previously provided services to HOMI, such as lawyers and accounts, acting for HOMI in such matter.

9.11         Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier or email is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, a facsimile or telecopy or email document is to be re-executed in original form by the parties who executed the facsimile or telecopy or email document.  No party may raise the use of a facsimile machine or telecopier machine or email system as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

9.12         Governing Language.  This Agreement shall be executed in the English language. Any translation of this Agreement into a language other than English shall be for the convenience of the parties only, it being understood that the English version shall control. In the event of any dispute with regard to this Agreement and its interpretation, the English language version of this Agreement shall prevail.

(Balance of Page Intentionally Left Blank – Signature Page Follows)

IN WITNESS WHEREOF, THE PARTIES have executed this Agreement as of the date set forth in the first paragraph.

PURCHASERS:

_________________________________
Daniel Cohen

_________________________________
Moise Laurent Elkrief

__________________________________
[Newco]

HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
a Delaware corporation

By: _________________________________
Its: _________________________________

HOMI Industries Ltd
an Israeli company

By: _________________________________
Its: _________________________________